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AMERICAN
  |GENERAL
  |FINANCIAL GROUP
2929 ALLEN PARKWAY (A40-04), HOUSTON, TEXAS 77019

                                                     PAULETTA P. COHN
                                                     DEPUTY GENERAL COUNSEL
                                                     Direct Line (713) 831-1230
                                                     FAX  (713) 620-3878
                                                     E-mail: pcohn@aglife.com

                              April 17, 2001



The American Franklin Life Insurance Company
2727-A Allen Parkway
Houston, TX  77019

Dear Ladies and Gentlemen:

As Deputy General Counsel of American General Life Companies, I have acted as counsel to The American Franklin Life Insurance Company (the "Company") in connection with the filing of Post-effective Amendment No. 7 to the Registration Statement on Form N-4, File Nos. 333-10489 and 811-7781 ("Registration Statement") for Separate Account VA-1 ("Separate Account VA-1") of the Company with the Securities and Exchange Commission. The Registration Statement relates to the issuance of The Chairman (policy form No. T1575) combined fixed and variable annuity contracts by the Company ("Contracts"). Net premiums received under the Contracts are allocated by the Company to Separate Account VA-1 to the extent directed by owners of the Contracts. Net premiums under other contracts that may be issued by the Company may also be allocated to Separate Account VA-
1. The Contracts are designed to provide retirement protection and are to be offered in the manner described in the prospectus and the prospectus supplements included in the Registration Statement. The Contracts will be sold only in jurisdictions authorizing such sales.

In connection with rendering this opinion, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of the corporate records of the Company and all such other documents as I have deemed necessary or appropriate as a basis for the opinion expressed herein.



                        American General Life Companies
                    2929 Allen Parkway . Houston, TX 77019
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American General Life Insurance Company
April 17, 2001
Page 2


Based on and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that:

1. The Company is a corporation duly organized and validly existing under the laws of the State of Illinois.

2. Separate Account VA-1 was duly established and is maintained by the Company pursuant to the laws of the State of Illinois, under which income, gains and losses, whether or not realized, from assets allocated to Separate Account VA-1, are, in accordance with the Contracts, credited to or charged against Separate Account VA-1 without regard to other income, gains or losses of the Company.

3. Assets allocated to Separate Account VA-1 will be owned by the Company. The Company is not a trustee with respect thereto. The Contracts provide that the portion of the assets of Separate Account VA-1 equal to the reserves and other Contract liabilities with respect to Separate Account VA-1 will not be chargeable with liabilities arising out of any other business the Company may conduct. The Company reserves the right to transfer assets of Separate Account VA-1 in excess of such reserves and other Contract liabilities to the general account of the Company.

4. When issued and sold as described above, the Contracts (including any units of Separate Account VA-1 duly credited thereunder) will be duly authorized and will constitute validly issued and binding obligations of the Company in accordance with their terms.

The undersigned is a member of the bar of the State of Texas, and expresses no opinion as to matters not governed by the laws of the State of Texas or the United States federal law. To the extent that the opinions set forth relate to matters under the laws of any jurisdiction other than the State of Texas or the United States federal law, with your permission but without having made any independent investigation, we have assumed that the laws of Texas are substantially the same as the laws of any such other jurisdiction.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5), Regulation S-K of the Securities Act of 1933 and I hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                         Sincerely,

                                         /s/ PAULETTA P. COHN


                        American General Life Companies
                    2929 Allen Parkway . Houston, TX 77019